Exhibit (A)



                Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-89786) of DENTSPLY International Inc. of our report dated June 26, 2002 relating to the financial statements of the DENTSPLY International Inc. 401(k) Savings Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

Philadelphia, PA
June 27, 2002